Exhibit 23.1

                         CONSENT OF EXPERTS AND COUNSEL

                         OPINION Re: LEGALITY & CONSENT

                     OPINION OF JEFFREY S. DAVIS, ESQ AS TO
              THE LEGALITY OF THE SHARES BEING REGISTERED & CONSENT

July 1, 2001


GimmeaBid.com, Inc.
2100 North Main Street
Suite 215
Box 22
Fort Worth, Texas 76106


Re: Registration and Issuance of GimmeaBid.com, Inc. Common Stock to Public Investors

Dear Mr. Wood:

         This firm has acted as counsel to GimmeaBid.com, Inc., a Delaware corporation ("the Company"), in connection with its registration of 1,500,000 shares of its common stock ("the Shares") for sale to the public through the Company's Prospectus included within its Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on May 5, 2000.
         In connection with this representation, I have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to our opinion contained in this letter. The Company has also relied as to certain matters of fact upon representations made to us by officers and agents of the Company. Based upon and in reliance on the foregoing, it is our opinion that:
     1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware; and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus referred to above.
     2. When issued and distributed to the purchasers thereof, the Shares will be duly and validly issued and will be fully paid and non-assessable.
     3. The shareholders of the Company have no pre-emptive rights to acquire additional Shares of the Company's common stock.

I hereby consent to the use of our name in the Prospectus and therein being disclosed by counsel to the Company in this matter.


                                                  Very Truly Yours,
                                                  /s/ Jeffrey Davis
                                                  Jeffrey S. Davis, Esq.